Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-116060, No. 333-134522), Form S-8/S-3 (No. 333-81755) and Forms S-8 (No. 333-145067, No. 333-127247, No. 333-35632, No. 333-49984, No. 333-106211, No. 333-116061, and No. 333-116900) of Covad Communications Group, Inc. of our report dated February 26, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
   February 26, 2008